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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)            May 1, 2002
                                                 -------------------------------

                              ADOLPH COORS COMPANY
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(Exact name of registrant as specified in its chapter)

           Colorado                     0-8251                    84-0178360
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(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

311 Tenth Street, Golden, Colorado                          80401
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(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code         (303) 279-6565
                                                   -----------------------------

            Not applicable
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(Former name or former address, if changed since last report)

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                           PART II. OTHER INFORMATION


Item 5. Other Events and Regulation FD Disclosure

On April 30, 2002, Coors Brewing Company, a subsidiary of Adolph Coors Company, entered into an agreement to issue $850 million of 6.375 percent senior unsecured notes due May 2012. The notes will be issued with registration rights and guaranteed by Adolph Coors Company and certain of its subsidiaries. The transaction is expected to close on May 7, 2002. The net proceeds from the offering will be used to refinance the company's $750 million bridge loan and to repay a portion of its $800 million term loan, which were used to finance the company's acquisition of the Carling business in the United Kingdom on Feb. 2, 2002. CBC's news release is attached hereto as Exhibit 1.

                                      ###

Item 7. Financial Statements and Exhibits

     (c) Exhibits

         99.1. News Release of Coors Brewing Company dated May 1, 2002.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 ADOLPH COORS COMPANY
                                       -----------------------------------------
                                                     (Registrant)

Date         May 1, 2002                        /s/ Annita M. Menogan
    ------------------------------     -----------------------------------------
                                            (Annita M. Menogan, Secretary)
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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
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
99.1              News Release of Coors Brewing Company dated May 1, 2002.